Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH-QUARTER AND FULL-YEAR RESULTS
- Net income of $10.4 million for the quarter and $16.1 million for the year -
- Gross margin of 12.1% for the year; up 50 basis points from prior year -
- Diluted earnings per share of $1.14 for the quarter and $1.77 for the year -
- Debt principal reduction of $84.0 million from Q4 2015 -

ATLANTA - March 2, 2017 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal fourth quarter and audited financial results for the fiscal year-ended December 31, 2016.

“We are pleased to share the strong finish we had in 2016 which demonstrates our continued focus on our key strategic initiative to delever the Company through monetizing our real estate and improving our working capital. The successful execution of this strategy enabled us to improve our financial performance while significantly reducing our debt from prior year levels. We continue to evaluate alternatives to reduce the Company’s leverage and enhance liquidity,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “Since announcing our deleveraging plan, we have sold eight unoccupied properties during fiscal 2016, which generated gross proceeds of $36.4 million. Furthermore, we have successfully reduced our debt principal by $84.0 million from this time a year ago. With the working capital efficiencies we have gained, we have reduced our operating working capital by $57.5 million from 2015 levels.”

Fourth Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $421.7 million for the fourth quarter of fiscal 2016, compared to $428.2 million from the prior fiscal fourth quarter. We believe that excluding the effects of the Company’s operational efficiency initiatives in fiscal 2016 from our operating performance is helpful in presenting comparability across periods. Specifically, we closed and sold certain facilities and rationalized our inventory by discontinuing certain underperforming products. When excluding the effects of these operational efficiency initiatives, adjusted same-center net sales were $418.9 million for the fiscal fourth quarter, an increase of $47.7 million or 12.9% from this period a year ago.

The Company recorded gross profit of $52.4 million during the fiscal fourth quarter, an increase of approximately $0.9 million from prior year fourth quarter, with a gross margin of 12.4%, up 40 basis points from this period a year ago. When excluding the effects of our operational efficiency initiatives, adjusted same-center gross profit increased by $6.0 million from 2015 levels.

The Company recorded net income of $10.4 million for the fiscal fourth quarter with a diluted earnings per share of $1.14. Adjusted EBITDA, which is a non-GAAP measure, was $5.7 million for the fiscal fourth quarter, an increase of $1.5 million or 36.7% from the prior year fourth quarter. Excluding the effects of the operational efficiency initiatives, same-center Adjusted EBITDA was up $1.2 million from this period a year ago.

Full Fiscal Year 2016 Compared to Prior Year Period
For the full fiscal year ended 2016, the Company generated $1.88 billion in net sales compared to $1.92 billion from the prior year. When excluding the effects of the operational efficiency initiatives, adjusted same-center net sales were $1.75 billion, an increase of $107.8 million or 6.6% from the same period in 2015.

The Company recorded gross profit of $227.4 million for the fiscal year, an increase of approximately $4.9 million from the prior year, with a gross margin of 12.1%, an increase of 50 basis points from 2015 levels. Excluding the operational efficiency initiatives, adjusted same-center gross profit increased by $25.7 million with an adjusted same-center gross margin of 12.5%, an increase of 70 basis points from the prior fiscal year ended January 2, 2016.

The Company recorded net income of $16.1 million for the fiscal year ended 2016, up $27.7 million from a year ago, with a diluted earnings per share of $1.77. Adjusted EBITDA, which is a non-GAAP measure, for the full fiscal year was $36.4 million, an increase of $11.6 million from the fiscal year in 2015. Excluding the effects of the operational efficiency initiatives, same-center Adjusted EBITDA was $34.5 million, up $15.1 million or 78.2% from the same period in 2015.

Working Capital and Liquidity
The Company’s working capital initiatives drove increased efficiency, reducing the Company’s cash cycle days from 64 to 53, a reduction of eleven days when compared to the full fiscal year ended January 2, 2016. As of December 31, 2016, the Company had $63.5 million of excess availability under its asset-based revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 5957620. The recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income (Loss). Further, we also exclude, as an additional measure, the effects of the operational efficiency initiatives, to determine same-center Adjusted EBITDA, which is useful for period over period comparability.

We present Adjusted EBITDA (and the exclusion of the effects of the operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

The schedule presented regarding the reconciliation of net sales and gross profit to the non-GAAP metrics of adjusted same-center net sales and adjusted same-center gross profit excludes the full year effects of both closed facilities and the inventory rationalization initiative to arrive at these adjusted non-GAAP metrics. This schedule is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted same-center net sales and adjusted same-center gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

We believe adjusted same-center net sales and adjusted same-center gross profit are helpful in presenting comparability across periods without the full year effect of our operational efficiency initiatives. We also believe that these non-GAAP metrics are used by securities analysts, investors, and other interested parties in their evaluation of our company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

Cash cycle days are defined as the total number of days to turn our inventory, receivables, and payables on a trailing three month basis. Management of our cash cycle days helps us monitor how efficiently we are generating cash from our short-term assets and liabilities.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
	(unaudited)
Net sales	$421,657	$428,150	$1,881,043	$1,916,585
Cost of sales	369,283	376,681	1,653,637	1,694,113
Gross profit	52,374	51,469	227,406	222,472
Operating expenses:
Selling, general, and administrative	47,305	45,324	204,312	195,941
Gains from sales of property	(13,395)	—	(28,097)	—
Depreciation and amortization	2,251	2,586	9,342	9,741
Total operating expenses	36,161	47,910	185,557	205,682
Operating income	16,213	3,559	41,849	16,790
Non-operating expenses:
Interest expense	5,336	6,984	24,898	27,342
Other (income) expense, net	—	221	(255)	871
Income (loss) before provision for income taxes	10,877	(3,646)	17,206	(11,423)
Provision for income taxes	512	2,417	1,121	153
Net income (loss)	$10,365	$(6,063)	$16,085	$(11,576)

Basic earnings (loss) per share	$1.16	$(0.69)	$1.80	$(1.32)
Diluted earnings (loss) per share	$1.14	$(0.69)	$1.77	$(1.32)

Comprehensive income (loss):
Net income (loss)	$10,365	$(6,063)	$16,085	$(11,576)
Other comprehensive income (loss):
Foreign currency translation, net of tax	(14)	(229)	264	(759)
Amortization of unrecognized pension gain (loss), net of tax	9,256	(4,346)	(2,141)	410
Total other comprehensive income (loss)	9,242	(4,575)	(1,877)	(349)
Comprehensive income (loss)	$19,607	$(10,638)	$14,208	$(11,925)

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2016	January 2, 2016
ASSETS
Current assets:
Cash	$5,540	$4,808
Receivables, less allowances of $2,733 and $3,167, respectively	125,857	138,545
Inventories, net	191,287	226,660
Other current assets	23,126	32,011
Total current assets	345,810	402,024
Property and equipment:
Land and improvements	34,609	40,108
Buildings	80,131	89,006
Machinery and equipment	72,122	79,173
Construction in progress	3,104	255
Property and equipment, at cost	189,966	208,542
Accumulated depreciation	(101,644)	(106,966)
Property and equipment, net	88,322	101,576
Other non-current assets	10,005	9,542
Total assets	$444,137	$513,142
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$82,735	$88,087
Bank overdrafts	21,696	17,287
Accrued compensation	8,349	4,165
Current maturities of long-term debt, net of discount of $201 and $37, respectively	29,469	6,611
Other current liabilities	12,092	14,023
Total current liabilities	154,341	130,173
Non-current liabilities:
Long-term debt, net of discount of $2,544 and $2,557, respectively	270,792	377,773
Pension benefit obligation	34,349	36,791
Other non-current liabilities	14,496	14,301
Total liabilities	473,978	559,038
STOCKHOLDERS’ DEFICIT
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,031,263 and 8,943,846, respectively	90	89
Additional paid-in capital	257,972	255,905
Accumulated other comprehensive loss	(36,651)	(34,774)
Accumulated deficit	(251,252)	(267,116)
Total stockholders’ deficit	(29,841)	(45,896)
Total liabilities and stockholders’ deficit	$444,137	$513,142

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	December 31, 2016	January 2, 2016
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$16,085	$(11,576)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation and amortization	9,342	9,741
Amortization of debt issuance costs	2,688	2,990
Gains from sales of property	(28,097)	—
Severance charges	1,441	1,432
Pension expense	799	730
Share-based compensation	2,339	1,827
Other	100	(1,968)
Changes in operating assets and liabilities:
Accounts receivable	12,687	5,992
Inventories	35,374	15,886
Accounts payable	(5,352)	20,796
Prepaid assets	632	2,919
Quarterly pension contributions	(4,666)	(4,634)
Payments on operational efficiency initiatives and/or restructuring	(4,812)	(726)
Other assets and liabilities	2,837	(3,482)
Net cash provided by operating activities	41,397	39,927
Cash flows from investing activities:
Property and equipment investments	(631)	(1,561)
Proceeds from disposition of assets	37,476	760
Net cash provided by (used in) investing activities	36,845	(801)
Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(178)	(459)
Repayments on revolving credit facilities	(519,873)	(421,045)
Borrowings from revolving credit facilities	475,112	409,009
Principal payments on mortgage	(41,377)	(9,523)
Payments on capital lease obligations	(2,908)	(3,743)
Increase (decrease) in bank overdrafts	4,409	(9,993)
Increase (decrease) in cash in escrow related to the mortgage	7,628	(3,052)
Debt financing costs	(602)	—
Other	279	(34)
Net cash used in financing activities	(77,510)	(38,840)
Increase in cash	732	286
Cash, beginning of period	4,808	4,522
Cash, end of period	$5,540	$4,808

Supplemental Cash Flow Information
Net income tax payments during the period	$627	$693
Interest paid during the period	$21,236	$23,775
Noncash transactions:
Equipment under capital leases	$3,433	$5,075

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(unaudited)

The following schedule reconciles net income (loss) to Adjusted EBITDA, including Same-center Adjusted EBITDA:

	Quarter Ended		Twelve Months Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net income (loss)	$10,365	$(6,063)	$16,085	$(11,576)
Adjustments:
Depreciation and amortization	2,251	2,586	9,342	9,741
Interest expense	5,336	6,984	24,898	27,342
Provision for income taxes	512	2,417	1,121	153
Gains from sales of property	(13,395)	—	(28,097)	—
Share-based compensation expense	572	537	2,193	2,051
Restructuring, severance, and legal	39	(2,306)	7,361	(2,903)
Refinancing-related expenses	—	—	3,518	—
Adjusted EBITDA	$5,680	$4,155	$36,421	$24,808

Adjusted EBITDA	$5,680	$4,155	$36,421	$24,808
Less: non-GAAP adjustments	—	(291)	1,954	5,466
Same-center Adjusted EBITDA	$5,680	$4,446	$34,467	$19,342

The following table sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted same-center sales and adjusted same-center gross profit versus comparable prior periods:

	Quarter Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net sales	$421,657	$428,150	$1,881,043	$1,916,585
Less: non-GAAP adjustments	2,788	57,007	129,184	272,525
Adjusted same-center net sales	$418,869	$371,143	$1,751,859	$1,644,060
Adjusted year-over-year percentage increase	12.9%		6.6%

Gross profit	$52,374	$51,469	$227,406	$222,472
Less: non-GAAP adjustments	310	5,413	7,617	28,359
Adjusted same-center gross profit	$52,064	$46,056	$219,789	$194,113

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(unaudited)

Debt Principal
The following schedule presents debt principal for the fourth quarters of fiscal 2016 and 2015, respectively:

	December 31, 2016	January 2, 2016	YOY Change
Revolving credit facilities - principal	$176,183	$218,778	$(42,595)
Mortgage - principal	126,823	168,200	(41,377)
Total	$303,006	$386,978	$(83,972)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	December 31, 2016	January 2, 2016	YOY Change
Current assets:
Cash	$5,540	$4,808	$732
Receivables, less allowances of $2,733 and $3,167, respectively	125,857	138,545	(12,688)
Inventories, net	191,287	226,660	(35,373)
Other current assets	23,126	32,011	(8,885)
Total current assets	$345,810	$402,024	$(56,214)

Current liabilities:
Accounts payable	$82,735	$88,087	$(5,352)
Bank overdrafts	21,696	17,287	4,409
Accrued compensation	8,349	4,165	4,184
Current maturities of long-term debt, net of discount of $201 and $37, respectively	29,469	6,611	22,858
Other current liabilities	12,092	14,023	(1,931)
Total current liabilities	$154,341	$130,173	$24,168

Operating working capital	$220,938	$278,462	$(57,524)